Exhibit 99.1

Werner Enterprises Reports Second Quarter 2026 Results

Second Quarter 2026 Highlights (all metrics compared to second quarter 2025)

•Total revenues of $933.9 million, increased $180.8 million, or 24%
•Operating income of $16.9 million, decreased $49.4 million, or 74%; non-GAAP adjusted operating income of $27.6 million, increased $11.0 million, or 67%
•Operating margin of 1.8%, declined 700 basis points from 8.8%; non-GAAP adjusted operating margin of 3.0%, increased 80 basis points from 2.2%
•Diluted earnings per share of $0.11, down 85%; non-GAAP adjusted diluted earnings per share of $0.22, up 178.0%

OMAHA, Neb., July 28, 2026 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the second quarter ended June 30, 2026.

"Werner’s strong second-quarter results reflect the strategic efforts implemented over the last few quarters and our decisive actions to adapt to a capacity tightening market," said Chairman and CEO Derek Leathers. "Our organic Dedicated business is growing, and the FirstFleet acquisition is driving margin improvement ahead of schedule. The strategic restructuring in One-Way Truckload has delivered the strongest revenue per truck growth in a decade. Safety metrics and insurance and claims costs trended favorably for a second consecutive quarter, demonstrating the impact of quality hiring and training combined with cutting edge technologies. Werner is well-positioned to drive accelerated earnings power throughout the year."

Total revenues for the quarter were $933.9 million, an increase of $180.8 million compared to the prior year, due to a $184.9 million, or 36%, increase in Truckload Transportation Services (“TTS”) revenues, partially offset by a decline in Werner Logistics revenues of $9.4 million. A portion of the TTS revenue increase was due to $65.4 million higher fuel surcharge revenues.

Operating income of $16.9 million decreased $49.4 million, or 74%, while operating margin of 1.8% declined 700 basis points from 8.8%. The decrease in operating income is primarily due to the non-recurrence of favorable liability reversals of $53.6 million recorded in the prior year related to the dismissal of litigation arising from a December 2014 accident, and the settlement of our Baylor Trucking, Inc. contingent consideration arrangement. On a non-GAAP basis, adjusted operating income of $27.6 million increased $11.0 million, or 67%. Adjusted operating margin of 3.0% increased 80 basis points from 2.2%.

TTS had operating income of $27.1 million, a decrease of $37.0 million, and TTS had non-GAAP adjusted operating income of $32.3 million, an increase of $19.5 million, or 153%. Werner Logistics had an operating loss of $3.9 million compared to $4.3 million operating income in the prior year, and Werner Logistics had a non-GAAP adjusted operating loss of $2.7 million, compared to non-GAAP adjusted operating income of $5.9 million in the prior year. Corporate and Other (including driving schools) had an operating loss of $6.3 million compared to a $2.1 million operating loss in the prior year driven by

Werner Enterprises, Inc. - Release of July 28, 2026

acquisition expenses, which were excluded for non-GAAP, partially offset by year-over-year favorability in our driver schools.

Net interest expense of $10.1 million increased $2.2 million primarily due to an increase in average debt outstanding, partially offset by a decrease in average interest rates. The effective income tax rate during the quarter was 27.3%, compared to 26.2% in second quarter 2025.

Net gain on our strategic investments were $0.6 million compared to $0.7 million in the prior year quarter. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income (loss) and non-GAAP adjusted earnings (loss) per share.

Net income attributable to Werner of $6.4 million decreased 86%. On a non-GAAP basis, adjusted net income attributable to Werner was $13.5 million, an increase of $8.6 million, or 174%. Diluted earnings per share of $0.11 down 85%. On a non-GAAP basis, adjusted diluted earnings per share of $0.22 increased 178.0%.

Key Consolidated Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands, except per share amounts)	2026	2025	Y/Y Change	2026	2025	Y/Y Change
Total revenues	$933,927	$753,148	24%	$1,742,537	$1,465,262	19%
Truckload Transportation Services revenues	$702,572	$517,647	36%	$1,296,884	$1,019,522	27%
Werner Logistics revenues	$211,732	$221,177	(4)%	$407,568	$416,735	(2)%
Operating income	$16,921	$66,321	(74)%	$20,916	$60,489	(65)%
Operating margin	1.8%	8.8%	(700) bps	1.2%	4.1%	(290) bps
Net income attributable to Werner	$6,350	$44,062	(86)%	$2,088	$33,964	(94)%
Diluted earnings per share	$0.11	$0.72	(85)%	$0.03	$0.55	(94)%
Adjusted operating income (1)	$27,578	$16,555	67%	$39,521	$14,752	168%
Adjusted operating margin (1)	3.0%	2.2%	80 bps	2.3%	1.0%	130 bps
Adjusted net income (loss) attributable to Werner (1)	$13,527	$4,930	174%	$15,103	$(2,280)	762%
Adjusted diluted earnings (loss) per share (1)	$0.22	$0.08	178%	$0.25	$(0.04)	777%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $702.6 million increased $184.9 million; trucking revenues, net of fuel surcharge, increased $121.3 million, or 27% year over year
•Operating income of $27.1 million decreased $37.0 million; non-GAAP adjusted operating income of $32.3 million increased $19.5 million, or 153%, due to the addition of FirstFleet, lower insurance and claims expense (excluding FirstFleet) and profitability improvement in One-Way Truckload, partially offset with lower gains from sale of used equipment
•Operating margin of 3.9%, decreased 850 basis points from 12.4%; non-GAAP adjusted operating margin, net of fuel surcharge, of 5.5% increased 270 basis points from 2.8%
•Average segment trucks in service totaled 8,712, an increase of 1,223 trucks year over year, or 16.3%, while segment trucks at quarter end increased by 1,150 trucks, or 15.2%. The increase is driven by the FirstFleet acquisition, partially offset by a smaller One-Way Truckload fleet
•Dedicated unit trucks at quarter end totaled 6,960, or 80% of the total TTS segment fleet, compared to 4,890 trucks, or 65%, a year ago
•One-Way Truckload average revenues per truck per week increased 27.7% from restructuring efforts over the last two quarters, higher spot rates and contractual rate increases
•One-Way revenues per total mile, net of fuel surcharge, increased 10.4% year over year

Werner Enterprises, Inc. - Release of July 28, 2026

We acquired FirstFleet on January 27, 2026. FirstFleet financial results are reported in our Dedicated operating segment within Truckload Transportation Services. As a result of this acquisition, Dedicated experienced a net increase in average trucks in service, up 2,121 trucks, or 43.7% year over year, and up 644 trucks sequentially. Dedicated quarter-end fleet size was up 42.3% year over year. Dedicated average revenues per truck per week, net of fuel surcharge, increased 5.4%.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands)	2026	2025	Y/Y Change	2026	2025	Y/Y Change
Trucking revenues, net of fuel surcharge	$572,224	$450,903	27%	$1,080,505	$883,976	22%
Trucking fuel surcharge revenues	120,569	55,201	118%	199,037	112,841	76%
Non-trucking and other revenues	9,779	11,543	(15)%	17,342	22,705	(24)%
Total revenues	$702,572	$517,647	36%	$1,296,884	$1,019,522	27%
Operating income	$27,118	$64,089	(58)%	$41,056	$63,173	(35)%
Operating margin	3.9%	12.4%	(850) bps	3.2%	6.2%	(300) bps
Operating ratio	96.1%	87.6%	850 bps	96.8%	93.8%	300 bps
Adjusted operating income (1)	$32,286	$12,775	153%	$47,111	$14,739	220%
Adjusted operating margin (1)	4.6%	2.5%	210 bps	3.6%	1.4%	220 bps
Adjusted operating margin, net of fuel surcharge (1)	5.5%	2.8%	270 bps	4.3%	1.6%	270 bps
Adjusted operating ratio (1)	95.4%	97.5%	(210) bps	96.4%	98.6%	(220) bps
Adjusted operating ratio, net of fuel surcharge (1)	94.5%	97.2%	(270) bps	95.7%	98.4%	(270) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $211.7 million decreased $9.4 million, or 4%
•Operating loss was $3.9 million compared to $4.3 million operating income in the prior year; non-GAAP adjusted operating loss was $2.7 million compared to non-GAAP adjusted operating income of $5.9 million in the prior year
•Operating margin of (1.8)% decreased 380 basis points from 2.0%; non-GAAP adjusted operating margin of (1.3)% decreased 400 basis points from 2.7%

Truckload Logistics revenues (72% of Werner Logistics revenues) decreased $17.8 million, or 10%, driven by a decrease in shipments of 29%, partially offset by a 26% increase in revenue per shipment.

Intermodal revenues (16% of Werner Logistics revenues) increased $5.4 million, or 18%, due to an increase in shipments of 17% and a 2% increase in revenue per shipment.

Final Mile revenues (12% of Werner Logistics revenues) increased $3.0 million, or 14%, and increased 13% sequentially.

Werner Enterprises, Inc. - Release of July 28, 2026

Key Werner Logistics Segment Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands)	2026	2025	Y/Y Change	2026	2025	Y/Y Change
Total revenues	$211,732	$221,177	(4)%	$407,568	$416,735	(2)%
Operating expenses:
Purchased transportation expense	185,744	188,326	(1)%	354,274	355,484	0%
Other operating expenses	29,858	28,523	5%	59,169	57,398	3%
Total operating expenses	215,602	216,849	(1)%	413,443	412,882	0%
Operating income (loss)	$(3,870)	$4,328	(189)%	$(5,875)	$3,853	(252)%
Operating margin	(1.8)%	2.0%	(380) bps	(1.4)%	0.9%	(230) bps
Adjusted operating income (loss) (1)	$(2,721)	$5,876	(146)%	$(3,578)	$6,550	(155)%
Adjusted operating margin (1)	(1.3)%	2.7%	(400) bps	(0.9)%	1.6%	(250) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in second quarter 2026 was $84.7 million compared to $46.0 million in second quarter 2025, an increase of 84%.

Net capital proceeds in second quarter 2026 were $9.7 million compared to net capital expenditures of $65.6 million in second quarter 2025. The lower year-over-year capital expenditure spend is primarily due to one-time factors, including selling more equipment and buying less following One-Way restructuring, modest incremental use of operating leases, and declining technology-related capital spending as we near completion of building the technology-stack for our future. We continue to prioritize business reinvestment in safe and modern equipment, including trucks and trailers, as well as in technology, our terminal network and our talent. The average ages of our truck and trailer fleets were 3.0 years and 6.3 years, respectively, as of June 30, 2026. We are raising our full-year 2026 net capital expenditures guidance to reduce the average age of our tractor fleet.

Gains on sales of property and equipment in second quarter 2026 were $1.5 million, or $0.02 per share, compared to $5.9 million, or $0.07 per share, in second quarter 2025. Gains on sales of property and equipment are reflected as a reduction of other operating expenses in our income statement.

We did not repurchase shares of our common stock in second quarter 2026. As of June 30, 2026, we had 5.0 million shares remaining under our share repurchase authorization.

As of June 30, 2026, we had $57.0 million of cash and cash equivalents and $1.4 billion of stockholders’ equity. Total debt outstanding, including finance lease liabilities of $48.3 million, was $841.3 million at June 30, 2026. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of June 30, 2026 of $657.0 million. Subsequent to the end of the quarter, on July 7, 2026, we entered into a fourth amendment to our Loan Security Agreement, increasing the maximum funding available for eligible receivables from $350.0 million to $375.0 million, which may increase to $400.0 million upon request and acceptance by the lenders.

Werner Enterprises, Inc. - Release of July 28, 2026

2026 Guidance Metrics and Assumptions

The following table summarizes our updated 2026 guidance assumptions:

	Prior 2026 Guidance (as of 4/28/26)	Actual (as of 6/30/26)	Current 2026 Guidance (as of 7/28/26)
TTS average truck count growth	23% to 28% (2026 vs. 2025)	15.2% (1H26 vs. 1H25)	16% to 18% (2026 vs. 2025)
Net capital expenditures (proceeds)	$185M to $225M (2026)	$(8)M (YTD)	$215M to $250M (2026)
TTS Guidance
Dedicated RPTPW (1) growth	Flat to 3% (2026 vs. 2025)	3.1% (1H26 vs. 1H25)	3% to 5% (2026 vs. 2025)
One-Way Truckload RPTM (1) growth	1% to 4% (2Q26 vs. 2Q25)	10.4% (2Q26 vs. 2Q25)	10% to 13% (3Q26 vs. 3Q25)
Assumptions
Effective income tax rate	25.5% to 26.5% (2026)	37.4% (YTD)	25.5% to 26.5% (2026)
(1) Net of fuel surcharge revenues

Werner Enterprises, Inc. - Release of July 28, 2026

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss second quarter 2026 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 504-9718 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on July 28, 2026 at approximately 6:00 p.m. CT through August 28, 2026 by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international) and using the access code 9111315. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2025 revenues of nearly $3.0 billion, a modern truck and trailer fleet, more than 14,500 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. Werner embraces inclusion as a core value and manages key risks and opportunities through a balanced sustainability strategy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of July 28, 2026

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	$	%	$	%	$	%	$	%
Operating revenues	$933,927	100.0	$753,148	100.0	$1,742,537	100.0	$1,465,262	100.0
Operating expenses:
Salaries, wages and benefits	310,964	33.3	250,451	33.2	590,625	33.9	493,676	33.7
Fuel	119,897	12.8	60,401	8.0	202,342	11.6	123,493	8.4
Supplies and maintenance	77,648	8.3	62,260	8.3	145,453	8.3	122,300	8.3
Taxes and licenses	23,383	2.5	23,100	3.1	46,211	2.7	45,444	3.1
Insurance and claims	41,425	4.4	(6,813)	(0.9)	83,353	4.8	36,964	2.5
Depreciation and amortization	78,811	8.4	70,757	9.4	155,008	8.9	140,806	9.6
Rent and purchased transportation	248,927	26.7	228,280	30.3	470,031	27.0	434,422	29.7
Communications and utilities	4,866	0.6	3,730	0.5	9,457	0.5	8,087	0.6
Restructuring and impairment	4,094	0.4	—	—	4,094	0.2	—	—
Other	6,991	0.8	(5,339)	(0.7)	15,047	0.9	(419)	—
Total operating expenses	917,006	98.2	686,827	91.2	1,721,621	98.8	1,404,773	95.9
Operating income	16,921	1.8	66,321	8.8	20,916	1.2	60,489	4.1
Other expense (income):
Interest expense	11,674	1.3	9,353	1.3	23,324	1.3	18,890	1.3
Interest income	(1,569)	(0.2)	(1,487)	(0.2)	(3,072)	(0.2)	(2,979)	(0.2)
Loss (gain) on investments in equity securities	11	—	33	—	(15)	—	35	—
Earnings from equity method investment	(650)	(0.1)	(719)	(0.1)	(736)	—	(842)	(0.1)
Other	117	—	51	—	19	—	(317)	—
Total other expense, net	9,583	1.0	7,231	1.0	19,520	1.1	14,787	1.0
Income before income taxes	7,338	0.8	59,090	7.8	1,396	0.1	45,702	3.1
Income tax expense	2,003	0.2	15,468	2.0	522	—	12,301	0.8
Net income	5,335	0.6	43,622	5.8	874	0.1	33,401	2.3
Net loss attributable to noncontrolling interest	1,015	0.1	440	0.1	1,214	—	563	—
Net income attributable to Werner	$6,350	0.7	$44,062	5.9	$2,088	0.1	$33,964	2.3
Diluted shares outstanding	60,240		61,001		60,196		61,532
Diluted earnings per share	$0.11		$0.72		$0.03		$0.55

Werner Enterprises, Inc. - Release of July 28, 2026

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$57,024	$59,922
Accounts receivable, trade, less allowance of $8,818 and $7,646, respectively	490,902	394,933
Other receivables	17,630	20,398
Inventories and supplies	14,175	12,104
Prepaid expenses	43,452	57,184
Assets held for sale	11,983	32,643
Other current assets	40,144	35,665
Total current assets	675,310	612,849
Property and equipment	2,996,322	2,901,984
Less – accumulated depreciation	1,163,904	1,111,480
Property and equipment, net	1,832,418	1,790,504
Finance lease right-of-use assets, net	48,068	—
Goodwill	138,576	129,104
Intangible assets, net	62,945	44,603
Operating lease right-of-use assets, net	98,938	39,703
Other non-current assets	299,454	271,911
Total assets	$3,155,709	$2,888,674

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,087	$95,084
Insurance and claims accruals	119,367	99,827
Accrued payroll	82,941	51,442
Accrued expenses	8,045	16,199
Current maturities of finance lease liabilities	25,120	—
Current maturities of operating lease liabilities	46,900	15,451
Other current liabilities	65,461	36,781
Total current liabilities	466,921	314,784
Long-term debt, net of current portion	793,000	752,000
Finance lease liabilities, less current maturities	23,167	—
Operating lease liabilities, less current maturities	53,720	26,470
Other long-term liabilities	24,316	26,080
Insurance and claims accruals, net of current portion	136,816	112,126
Deferred income taxes	274,608	266,209
Total liabilities	1,772,548	1,497,669
Temporary equity - redeemable noncontrolling interest	26,899	28,113
Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 59,977,156 and 59,869,405 shares outstanding, respectively	805	805
Paid-in capital	147,482	144,641
Retained earnings	1,889,869	1,904,572
Accumulated other comprehensive loss	(11,939)	(16,075)
Treasury stock, at cost; 20,556,380 and 20,664,131 shares, respectively	(669,955)	(671,051)
Total stockholders’ equity	1,356,262	1,362,892
Total liabilities, temporary equity and stockholders’ equity	$3,155,709	$2,888,674

Werner Enterprises, Inc. - Release of July 28, 2026

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Capital expenditures (proceeds), net	$(9,726)	$65,628	$(7,742)	$58,062
Cash flow from operations	$84,683	$46,025	$168,133	$75,395
Return on assets (annualized)	0.1%	5.9%	(0.2)%	2.2%
Return on equity (annualized)	0.3%	11.9%	(0.5)%	4.5%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Truckload Transportation Services	$702,572	$517,647	$1,296,884	$1,019,522
Werner Logistics	211,732	221,177	407,568	416,735
Other (1)	19,024	18,439	37,033	36,662
Corporate	597	634	1,157	1,155
Subtotal	933,925	757,897	1,742,642	1,474,074
Inter-segment eliminations (2)	2	(4,749)	(105)	(8,812)
Total	$933,927	$753,148	$1,742,537	$1,465,262
Operating Income (Loss)
Truckload Transportation Services	$27,118	$64,089	$41,056	$63,173
Werner Logistics	(3,870)	4,328	(5,875)	3,853
Other (1)	969	(39)	1,615	(448)
Corporate	(7,296)	(2,057)	(15,880)	(6,089)
Total	$16,921	$66,321	$20,916	$60,489

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of July 28, 2026

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Chg	2026	2025	% Chg
Truckload Transportation Services segment
Average trucks in service	8,712	7,489	16.3%	8,583	7,452	15.2%
Average revenues per truck per week (1)	$5,053	$4,632	9.1%	$4,842	$4,563	6.1%
Total trucks (at quarter end)
Company	8,380	7,215	16.1%	8,380	7,215	16.1%
Independent contractor	315	330	(4.5)%	315	330	(4.5)%
Total trucks	8,695	7,545	15.2%	8,695	7,545	15.2%
Total trailers (at quarter end)	35,510	24,660	44.0%	35,510	24,660	44.0%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$137,948	$164,083	(15.9)%	$274,349	$318,504	(13.9)%
Average trucks in service	1,736	2,634	(34.1)%	1,929	2,633	(26.7)%
Total trucks (at quarter end)	1,735	2,655	(34.7)%	1,735	2,655	(34.7)%
Average percentage of empty miles	14.94%	15.50%	(3.6)%	15.27%	15.75%	(3.0)%
Average revenues per truck per week (1)	$6,114	$4,787	27.7%	$5,529	$4,650	18.9%
Average % change YOY in revenues per total mile (1)	10.4%	2.7%		7.0%	1.5%
Average % change YOY in total miles per truck per week	15.7%	(2.3)%		10.8%	(2.9)%
Average completed trip length in miles (loaded)	685	581	17.9%	679	579	17.3%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$434,276	$286,820	51.4%	$806,156	$565,472	42.6%
Average trucks in service	6,976	4,855	43.7%	6,654	4,819	38.1%
Total trucks (at quarter end)	6,960	4,890	42.3%	6,960	4,890	42.3%
Average revenues per truck per week (1)	$4,789	$4,542	5.4%	$4,654	$4,512	3.1%
Werner Logistics segment
Average trucks in service	27	28	(3.6)%	26	24	8.3%
Total trucks (at quarter end)	27	23	17.4%	27	23	17.4%
Total trailers (at quarter end)	2,470	3,650	(32.3)%	2,470	3,650	(32.3)%
Total containers (at quarter end)	375	200	87.5%	375	200	87.5%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income (loss); non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated

Werner Enterprises, Inc. - Release of July 28, 2026

by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$16,921	1.8%	$66,321	8.8%	$20,916	1.2%	$60,489	4.1%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	(45,662)	(6.1)%	—	—%	(44,151)	(3.0)%
Restructuring and impairment (3)	4,094	0.4%	—	—%	4,094	0.2%	—	—%
Amortization of intangible assets (4)	2,223	0.3%	2,517	0.3%	4,258	0.3%	5,035	0.3%
Contingent consideration adjustment (5)	—	—%	(7,921)	(1.0)%	—	—%	(7,921)	(0.5)%
Severance expense (6)	—	—%	1,300	0.2%	—	—%	1,300	0.1%
Acquisition expenses (7)	4,340	0.5%	—	—%	10,253	0.6%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$27,578	3.0%	$16,555	2.2%	$39,521	2.3%	$14,752	1.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Net Income (Loss) Attributable to Werner and Non-GAAP Adjusted Diluted Earnings (Loss) Per Share (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted earnings per share – (GAAP)	$6,350	$0.11	$44,062	$0.72	$2,088	$0.03	$33,964	$0.55
Non-GAAP adjustments:
Insurance and claims (2)	—	—	(45,662)	(0.75)	—	—	(44,151)	(0.72)
Restructuring and impairment, net of amount attributable to noncontrolling interest (3)	3,710	0.06	—	—	3,710	0.06	—	—
Amortization of intangible assets, net of amount attributable to noncontrolling interest (4)	2,223	0.03	2,345	0.04	4,258	0.07	4,691	0.08
Contingent consideration adjustments (5)	—	—	(7,921)	(0.13)	—	—	(7,921)	(0.13)
Severance expense (6)	—	—	1,300	0.02	—	—	1,300	0.02
Acquisition expenses (7)	4,340	0.07	—	—	10,253	0.17	—	—
Loss (gain) on investments in equity securities (8)	11	—	33	—	(15)	—	35	—
Earnings from equity method investment (9)	(650)	(0.01)	(719)	(0.01)	(736)	(0.01)	(842)	(0.01)
Income tax effect of above adjustments (10)	(2,457)	(0.04)	11,492	0.19	(4,455)	(0.07)	10,644	0.17
Non-GAAP adjusted net income (loss) attributable to Werner and non-GAAP adjusted diluted earnings (loss) per share	$13,527	$0.22	$4,930	$0.08	$15,103	$0.25	$(2,280)	$(0.04)

Werner Enterprises, Inc. - Release of July 28, 2026

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$	$	$
Operating revenues – (GAAP)	$933,927	$753,148	$1,742,537	$1,465,262
Non-GAAP adjustment:
Trucking fuel surcharge (11)	(120,569)	(55,201)	(199,037)	(112,841)
Non-GAAP Adjusted Operating revenues, net of fuel surcharge	$813,358	$697,947	$1,543,500	$1,352,421
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$27,118	3.9%	$64,089	12.4%	$41,056	3.2%	$63,173	6.2%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	(45,662)	(8.8)%	—	—%	(44,151)	(4.3)%
Restructuring and impairment (3)	4,094	0.6%	—	—%	4,094	0.3%	—	—%
Amortization of intangible assets (4)	1,074	0.1%	1,369	0.3%	1,961	0.1%	2,738	0.2%
Contingent consideration adjustment (5)	—	—%	(7,921)	(1.5)%	—	—%	(7,921)	(0.8)%
Severance expense (6)	—	—%	900	0.1%	—	—%	900	0.1%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$32,286	4.6%	$12,775	2.5%	$47,111	3.6%	$14,739	1.4%

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$675,454	96.1%	$453,558	87.6%	$1,255,828	96.8%	$956,349	93.8%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	45,662	8.8%	—	—%	44,151	4.3%
Restructuring and impairment (3)	(4,094)	(0.6)%	—	—%	(4,094)	(0.3)%	—	—%
Amortization of intangible assets (4)	(1,074)	(0.1)%	(1,369)	(0.3)%	(1,961)	(0.1)%	(2,738)	(0.2)%
Contingent consideration adjustment (5)	—	—%	7,921	1.5%	—	—%	7,921	0.8%
Severance expense (6)	—	—%	(900)	(0.1)%	—	—%	(900)	(0.1)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$670,286	95.4%	$504,872	97.5%	$1,249,773	96.4%	$1,004,783	98.6%

Werner Enterprises, Inc. - Release of July 28, 2026

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2026	2025	2026	2025
	$	$	$	$
Operating revenues – (GAAP)	$702,572	$517,647	$1,296,884	$1,019,522
Less: Trucking fuel surcharge (11)	(120,569)	(55,201)	(199,037)	(112,841)
Operating revenues, net of fuel surcharge – (Non-GAAP)	582,003	462,446	1,097,847	906,681
Operating expenses – (GAAP)	675,454	453,558	1,255,828	956,349
Non-GAAP adjustments:
Trucking fuel surcharge (11)	(120,569)	(55,201)	(199,037)	(112,841)
Insurance and claims (2)	—	45,662	—	44,151
Restructuring and impairment (3)	(4,094)	—	(4,094)	—
Amortization of intangible assets (4)	(1,074)	(1,369)	(1,961)	(2,738)
Contingent consideration adjustment (5)	—	7,921	—	7,921
Severance expense (6)	—	(900)	—	(900)
Non-GAAP adjusted operating expenses, net of fuel surcharge	549,717	449,671	1,050,736	891,942
Non-GAAP adjusted operating income	$32,286	$12,775	$47,111	$14,739
Non-GAAP adjusted operating margin, net of fuel surcharge	5.5%	2.8%	4.3%	1.6%
Non-GAAP adjusted operating ratio, net of fuel surcharge	94.5%	97.2%	95.7%	98.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$211,732	100.0%	$221,177	100.0%	$407,568	100.0%	$416,735	100.0%
Non-GAAP adjustment:
Purchased transportation expense (12)	(185,744)	(87.7)%	(188,326)	(85.1)%	(354,274)	(86.9)%	(355,484)	(85.3)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$25,988	12.3%	$32,851	14.9%	$53,294	13.1%	$61,251	14.7%

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Income (Loss) and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(3,870)	(1.8)%	$4,328	2.0%	$(5,875)	(1.4)%	$3,853	0.9%
Non-GAAP adjustments:
Amortization of intangible assets (4)	1,149	0.5%	1,148	0.5%	2,297	0.5%	2,297	0.6%
Severance expense (6)	—	—%	400	0.2%	—	—%	400	0.1%
Non-GAAP adjusted operating income (loss) and non-GAAP adjusted operating margin	$(2,721)	(1.3)%	$5,876	2.7%	$(3,578)	(0.9)%	$6,550	1.6%

(1) Non-GAAP adjusted operating income (loss); non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income (loss); GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) Represents a reversal of a $45.7 million net liability in second quarter 2025 related to the Texas Supreme Court’s ruling in Werner’s favor, reversing and dismissing a previously disclosed adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The reversal included Werner's uninsured portion (retention) and accrued interest. Prior to second quarter 2025, we accrued pre-tax insurance and claims expense for interest related to the December 2014 accident. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident was $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeded the jury verdict amount. We continued to accrue pre-tax insurance and claims expense for interest at $0.5 million per month (excluding months where the plaintiffs requested an extension of time to respond to our petition for review) until our appeal was finalized in our favor during second quarter 2025. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment.

Werner Enterprises, Inc. - Release of July 28, 2026

(3) Restructuring and impairment expense are excluded because management does not believe these costs are indicative of our core operating performance. These costs are included in our Truckload Transportation Services segment.

(4) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe the expense is indicative of our core operating performance. This expense is included in our Truckload Transportation Services and Werner Logistics segments.

(5) Contingent consideration, also referred to as earnout, adjustments related to our business acquisitions are excluded because management does not believe these adjustments are indicative of our core operating performance. The adjustments are recorded in other operating expenses in our Income Statement and are included in our Truckload Transportation Services segment.

(6) Severance expense is excluded because management does not believe it is indicative of our core operating performance. This item is included in salaries, wages and benefits in our Income Statement and is included in our Truckload Transportation Services and Werner Logistics segments.

(7) We incurred business acquisition-related expenses including legal and professional fees. Acquisition-related expenses are excluded as management believes these expenses are not representative of the costs of managing our on-going business. These expenses are included within other operating expenses in our income statement and in Corporate operating income in our Segment Information table.

(8) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our income statement.

(9) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our income statement.

(10) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2025 has been updated to reflect the annual incremental income tax rate.

(11) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

(12) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.